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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                        AMENDMENT NO. 1 TO FORM 8-K ON

                                  FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT: FEBRUARY 20, 1996


                        KELLEY OIL & GAS PARTNERS, LTD.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




           DELAWARE                 1-9042                76-0135263
 (STATE OR OTHER JURISDICTION     (COMMISSION          (I.R.S. EMPLOYER
       OF INCORPORATION)          FILE NUMBER)        IDENTIFICATION NO.)






          601 JEFFERSON ST.
             SUITE 1100
           HOUSTON, TEXAS                                 77002
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


      Registrant's telephone number, including area code: (713) 652-5200

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ITEM 4.     CHANGES IN THE PARTNERSHIP'S CERTIFYING ACCOUNTANT

      In connection with the closing under a Stock Purchase Agreement (the "Purchase Agreement") between Contour Production Company L.L.C. and Kelley Oil & Gas Corporation ("KOGC"), the parent company of Kelley Oil & Gas Partners, Ltd. (the "Partnership"), the Partnership dismissed Ernst & Young LLP ("E&Y") as its principal accountant, effective February 15, 1996. On the same date, the Partnership engaged Deloitte & Touche LLP ("D&T") as its principal accountant to audit its financial statements. The change in accountants was approved by the audit committee of the board of directors of Kelley Oil Corporation, the Partnership's managing general partner, contingent upon the closing under the Purchase Agreement. Neither of E&Y's reports on the Partnership's financial statements for the years ended December 31, 1994 and 1993 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the last two years and the interim period prior to the date of the change in accountants, (i) the Partnership had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) E&Y did not advise the Partnership of any "reportable event" as defined in Regulation S-K under the Securities Exchange Act of 1934 and (iii) the Partnership did not consult with D&T on any accounting, auditing, financial reporting or any other matters.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)         None

      (b)         None

      (c)         EXHIBITS.

      EXHIBIT
      NUMBER      EXHIBIT
      ------      -------
      16.1        Letter dated February 23, 1996 from Ernst & Young LLP
                  regarding change in certifying accountant.



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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         KELLEY OIL & GAS PARTNERS, LTD.


                                         By: KELLEY OIL CORPORATION,
                                             Managing General Partner


Date: February 23, 1996                  By:      /s/ AMELIA L. JOHNSON
                                             -------------------------------
                                                   Amelia L. Johnson,
                                                       Controller
                                                 (Duly Authorized Officer)
                                              (Principal Accounting Officer)


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